UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2006

EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 10, 2006, the Compensation Committee of the Board of Directors of EPIX Pharmaceuticals, Inc. (the “Company”) set bonuses for the fiscal year ended December 31, 2005 (“Fiscal 2005”) and salaries and stock option grants for the fiscal year ending December 31, 2006 (“Fiscal 2006”) for certain executive officers of the Company as follows:

Executive	Position	Fiscal 2005 Bonus	Fiscal 2006 Salary	Fiscal 2006 Common Stock Option Grant*
Andrew C.G. Uprichard, M.D.	President and Chief Operating Officer	$14,002	$328,273.80	43,750
Robert B. Pelletier	Executive Director of Finance and Principal Accounting Officer	$25,833	$194,668.07	11,606
Alan P. Carpenter, Jr., Ph.D., J.D.	Vice President, Legal and Government Affairs	$27,331	$257,237.00	N/A
Thomas J. McMurry, Ph.D.	Vice President, Research	$23,835	$236,666.04	18,750
Sheila DeWitt, Ph.D.	Vice President of Business Development and Strategic Planning	$23,641	$222,500.00	N/A

*The shares of Common Stock underlying the Fiscal 2006 Common Stock Option Grants vest in four equal installments beginning on February 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.

(Registrant)

Date: February 16, 2006	/s/ Michael J. Astrue
Michael J. Astrue
Interim Chief Executive Officer